March 29, 1999


Dear Shareholder:

We cordially invite you to attend the first Annual Meeting of Shareholders of Oneida Financial Corp. (the "Company"). The Annual Meeting will be held at the main office of The Oneida Savings Bank, 182 Main Street, Oneida, New York, at 4:00, Eastern Time, on April 27, 1999.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's auditors for fiscal year 1999.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,




Michael R. Kallet
President and Chief Executive Officer

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 27, 1999

     Notice is hereby given that the Annual Meeting of Oneida Financial Corp., (the "Company") will be held at the main office of The Oneida Savings Bank, 182 Main Street, Oneida, New York, on April 27, 1999 at 4:00, Eastern Time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   Election of four Directors to the Board of Directors;

     2. The ratification of the appointment of PricewaterhouseCoopers, LLP as auditors for the Company for the fiscal year ending December 31, 1999; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 15, 1999, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                              Eric E. Stickels
                                              Secretary
March 29, 1999





--------------------------------------------------------------------------------
IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT


                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000


                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 27, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the main office of The Oneida Savings Bank, 182 Main Street, Oneida, New York, on April 27, 1999, at 4:00, Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 29, 1999.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
----------------------- --------------------------------------------------------


     Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


     Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock") as of the close of business on March 15, 1999 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 3,580,200 shares of Common Stock issued and outstanding, 1,915,445 of which were held by Oneida Financial, MHC (the "Mutual Holding Company"), and 1,664,755 of which were held by shareholders other than the Mutual Holding Company ("Minority Shareholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for ratification of PricewaterhouseCoopers, LLP as the Company's auditors. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present, but will not be counted as votes in favor of Proposal II.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by Directors individually, by executive officers individually, by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                                          Amount of Shares
                                                          Owned and Nature                   Percent of Shares
         Name and Address of                                of Beneficial                     of Common Stock
          Beneficial Owners                               Ownership (1) (4)                    Outstanding
       -----------------------                           -------------------               --------------------

Directors and Officers (2):

Nicholas J. Christakos                                           25,000                          0.70%
Michael R. Kallet                                                25,927                          0.72
Patricia D. Caprio                                               10,000                          0.28
Edward J. Clarke                                                  5,538                          0.15
James J. Devine, Jr.                                              6,900                          0.19
John E. Haskell                                                  23,892                          0.67
Rodney D. Kent                                                   25,000                          0.70
William D. Matthews                                               1,000                          0.03
Michael W. Milmoe                                                 3,000                          0.08
Richard B. Myers                                                 17,000                          0.48
Frank O. White, Jr.                                              10,000                          0.28
Eric E. Stickels                                                 17,235                          0.48
Thomas H. Dixon                                                  14,866                          0.42

All Directors and Executive Officers                            185,358                          5.18
  as a Group (13 persons) (3)

Principal Shareholders:

Oneida Financial, MHC (3)                                     1,915,445                         53.50
182 Main Street
Oneida, New York 13421

Oneida Financial, MHC (3)                                     2,076,911                         58.01%
and all Trustees and Executive Officers
of Oneida Financial, MHC as a group (12 persons)

-----------------------------
*    Less than one-tenth of 1%.
(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.
(2) The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421
(3) The Company's executive officers and directors are also executive officers and trustees of Oneida Financial, MHC, with the exception of John E. Haskell.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


     The Company's Board of Directors is currently composed of eleven (11) members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as

Directors, Edward J. Clarke, Rodney D. Kent, Michael W. Milmoe and Richard B. Myers, who are currently members of the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                                                           Shares of
                                                                                         Common Stock
                                                                                         Beneficially
                                      Positions           Director     Current Term        Owned on        Percent
     Name (1)          Age*             Held              Since (2)      to Expire      Record Date (3)   Of Class
     --------          ----             ----              ---------      ---------      ---------------   --------

                                                     NOMINEES

Edward J. Clarke        59            Director              1987           2002              5,538          0.15%
Rodney D. Kent          51            Director              1990           2002             25,000          0.70
Michael W. Milmoe       66            Director              1976           2002              3,000          0.08
Richard B. Myers        62            Director              1981           2002             17,000          0.48

                                          DIRECTORS CONTINUING IN OFFICE

Nicholas J. Christakos  67      Chairman of the Board       1974           2000             25,000          0.70
Patricia D. Caprio      49            Director              1985           2000             10,000          0.28
Frank O. White, Jr.     43            Director              1994           2000             10,000          0.28
Michael R. Kallet       47       President and Chief        1997           2001             25,927          0.72
                                  Executive Officer
James J. Devine, Jr.    64            Director              1987           2001              6,900          0.19
John E. Haskell         56            Director              1992           2001             23,892          0.67
William D. Matthews     63            Director              1996           2001              1,000          0.03

------------------------
(1) The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed, with the exception of John E. Haskell, is also a Trustee of Oneida Financial, MHC, which owns the majority of the Company's issued and outstanding shares of Common Stock.
(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank. (3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof." * At December 31, 1998.


     The principal occupation during the past five years of each Director is set forth below. All Directors have held their present positions for five years unless otherwise stated.

     Nicholas J. Christakos is the Chairman of the Board. Mr. Christakos is a retired businessman.

     Michael R. Kallet is President and Chief Executive Officer of the Bank. Mr. Kallet has been President and Chief Executive Officer since March 1990.

     Patricia D. Caprio is the Director of Development Programs at Colgate University.

     Edward J. Clarke is the President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York.

     James J. Devine, Jr. is the President of the Kiley Law Firm, P.C. located in Oneida, New York.

     John E. Haskell is the President of Bailey & Haskell Associates, Inc., an insurance agency located in Oneida, New York.

     Rodney D. Kent is the President of Omega Wire, Inc., a copper wire manufacturer located in Camden, New York.

     William D. Matthews is the Chairman and Retired Chief Executive Officer of Oneida, Ltd. located in Oneida, New York. Mr. Matthews is also a director of Conmed Corporation located in Utica, New York.

     Michael W. Milmoe is retired. Prior to his retirement, Mr. Milmoe was the President of Canastota Publishing Co., Inc., located in Canastota, New York.

     Richard B. Myers is the President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontics practice located in Oneida, New York.

     Frank O. White, Jr. is the Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York.

Ownership Reports by Officers and Directors

     The Common  Stock of the  Company is  registered  with the SEC  pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Meetings and Committees of the Board of Directors

     The Company did not become an operating company until December 30, 1998. Consequently during the year ended December 31, 1998 the Board of Directors did not hold regular meetings and did not operate through committees.

     The business of the Bank's Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December
31, 1998, the Board of Directors of the Bank held 18 regular and special meetings. During the year ended December 31, 1998, no Director attended fewer than 75% percent of the total meetings of the Board of Directors of the Bank and committees on which such Director served.

     The  executive  committee  consists of the  following  six directors of the
Company: Messrs. Myers, Christakos, Kent, Clarke, Haskell and Milmoe. The executive committee meets as necessary when the board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the board of directors. The executive committee also serves as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to the board.

     The audit  committee  consists of the  following  directors of the Company:
Messrs. Kent, Christakos, Myers, White and Milmoe. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies.

Personnel Committee Interlocks and Insider Participation

     The full Board of Directors of the Bank has in the past determined the salaries to be paid each year to the Bank's officers. In the future the full Board of Directors of the Company shall act as the Compensation Committee for the Company. Michael R. Kallet is a Director of the Company and the Bank in addition to being the President and Chief Executive Officer of the Company and the Bank. Mr. Kallet has not, and will not, participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

Report of the Board of Directors on Executive Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Board of Directors has prepared the following report for inclusion in this proxy statement. The discussion below relates to the Bank's Board actions during 1998.

     The  Board of  Directors  annually  reviews  the  performance  of the Chief
Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the Board of Directors takes into account individual performance, performance of the Company, the size of the
Company  and  the  complexity  of  its  operations,  and  information  regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

     While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers; and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and other executive officers. Other non-quantitative factors considered by the Board of Directors in fiscal 1998 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer and other executive officers. Accordingly, the Board of Directors approved salary increases totaling $28,000 for the Company's and Bank's three executive officers, bringing 1999 total base compensation for the group to $365,000 from $337,000 in 1998.

     This report has been provided by the Board of Directors: Nicholas J. Christakos, Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, James J. Devine, Jr., John E. Haskell, Rodney D. Kent, William D. Matthews, Michael W. Milmoe, Richard B. Myers and Frank O. White, Jr.

Directors' Compensation

     Directors of the Company are not separately compensated.

     Directors of the Bank receive an annual retainer of $6,000 and a fee of $300 for each Bank Board meeting attended. Directors receive $200 for each committee meeting attended. Members of the Executive Committee receive $250 for each Executive Committee meeting attended. The Chairman of the Board receives an additional $200 for every Board meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Employee directors do not receive monthly meeting fees. The Company did not pay Directors fees during the year ending December 31, 1998. The Bank paid a total of $123,000 in Director fees during the year ending December 31, 1998

Executive Compensation

     The following table sets forth for the years ended December 31, 1998 and 1997, certain information as to the total remuneration paid by the Company to the Company's chief executive officer. No other officer of the Company received cash compensation exceeding $100,000 in 1998.


                                                 SUMMARY COMPENSATION TABLE
============================================================================================================================
                                                                                   Long-Term
                        Annual Compensation(1)                                Compensation Awards
                         Fiscal
                          Years                              Other      Restricted
                          Ended                             Annual         Stock     Options/                  All Other
       Name and         December     Salary     Bonus    Compensation    Award(s)      SARs     Payouts      Compensation
  Principal Position       31         ($)        ($)        ($)(2)        ($)(3)      (#)(4)                    ($)(5)

Michael R. Kallet         1998      $167,000     --        $27,000          --         --         --          $17,690
President and Chief       1997      $159,000     --        $30,000          --         --         --          $16,491
Executive Officer

=============================================================================================================================

(1) In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the fiscal year ended December 31, 1996, as the Bank was not a public company during such periods.
(2) The Bank also provides certain members of senior management, including Mr. Kallet, with the use of an automobile, club membership dues, and certain other personal benefits which have not been included in the table. The aggregate amount of such other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kallet's cash compensation for the year .
(3) At December 31, 1998, neither the Company nor the Bank had implemented a Stock Award Plan.
(4) At December 31, 1998, neither the Company nor the Bank had implemented a Stock Option Plan.
(5) Consists of the Bank's contribution to the Bank's 401(k) Plan and health, dental and group term life insurance premiums paid by the Bank on behalf of Mr. Kallet.

Benefit Plans

     Incentive Compensation Plan. The Incentive Compensation Plan (the "Incentive Plan") was established in 1993 as a non-qualified plan. Under the Incentive Plan, annual performance awards for the Bank's financial performance relative to the return on average assets as reported by the FDIC, adjusted for any one-time income or expense recognition, are made to eligible non-trustee officers and employees designated as participants by the Human Resource and Development Committee.

     Participants are classified into four categories: Class I (CEO and EVP), Class II (Senior Management Group), Class III (All Other Officers) and Class IV (Supervisors and all other employees). Awards are allocated to eligible participants within each class in accordance with the participant's base compensation (as reported to the Internal Revenue Service on Form W-2) as a ratio of the base compensation of the entire class. The maximum award payable to each participant in Class I is 25%, Class II and Class III is 40% and Class IV is 35% and the maximum total award payable to all participants is 10% of the Bank's income. The following limitations on awards also apply: If the return on average assets for an award year is (i) less than .75%, no award will be made to any Class I, Class II or Class III participant, (ii) less than .75% but at least
 .60%, Class IV participants will receive awards equivalent to 5% of base compensation and (iii) less than .60%, no award shall be made to any participant. No award shall be made to any participant if (i) average total assets do not exceed $200 million for the award year, (ii) the most recent Regulatory Examination Report does not reflect a Uniform Composite Rating of 1 or 2, or (iii) the allowance for possible loan losses at the end of the award year is less than the greater of 1% of outstanding loans or the regulatory guideline amount.

     Defined Benefit Pension Plan. The Bank maintains the Retirement Plan of The Oneida Savings Bank in RSI Retirement Trust ("Retirement Plan") which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to participate in the Retirement Plan, provided, however, that leased employees, employees paid on an hourly rate or contract basis and employees regularly employed outside the Bank's offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed are not eligible to participate. The Bank contributes each year, if necessary, an amount to the
Retirement Plan to satisfy the actuarially determined minimum funding requirements in accordance with the ERISA. At September 30, 1998, the total market value of the assets in the Retirement Plan trust fund was approximately $3.8 million.

     In the event of retirement on or after the normal retirement date (i.e., the first day of the calendar month coincident with or next following the later of age 65 or the 5th anniversary of participation in the Retirement Plan or, for a participant prior to October 1, 1988, age 65) the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) from various other options, including a joint and 100% survivor annuity, period certain and life option, rollover or direct transfer to an individual retirement account. The normal retirement benefit provided is an amount equal to 2% of a participant's average annual earnings, multiplied times the years of a participant's credited service, not to exceed 70% of a participant's average annual earnings during the consecutive 36 month period yielding the highest average in the participant's final 10 years of employment. Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement after completion of five years of service, at age 60 or once the sum of the participant's age and years of vested service equals
75. In the event of a participant's pre-retirement death on or after attainment of age 60 or after the sum of the participant's age and service (including service with certain other employers participating in the RSI Retirement Trust) equals or exceeds 75, a participant's beneficiary will be entitled to a special pre-retirement survivor benefit. The special pre-retirement survivor benefit will be equal to that which would have been available to the beneficiary if the participant had retired and elected a 100% joint and survivor benefit. In the event of the death of a participant prior to satisfaction of the conditions for a special pre-retirement survivors benefit, but after having met the requirements for a vested retirement benefit, the vested retirement benefit will be equal to that which would have been available to the beneficiary if the participant had retired and elected a 50% joint and survivor benefit.

Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing, generally, on his normal retirement date, or, if elected, on or after his early retirement date. In certain cases, a participant who had three years of service on or before November 1, 1993, but not more than four years of service, will be entitled to up to 40% of his vested accrued benefit at his normal or early retirement date.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

       Average Annual                    Years of Service and Benefit Payable at Retirement
                                    ---------------------------------------------------------------
          Earnings                      15           20           25            30           35
          --------                  -----------  -----------  -----------   ----------  -----------

           $50,000                    15,000        20,000       25,000       30,000       35,000
           $75,000                    22,500        30,000       37,500       45,000       52,500
          $100,000                    30,000        40,000       50,000       60,000       70,000
          $125,000                    37,500        50,000       62,500       75,000       87,500
     $160,000 and above               48,000        64,000       80,000       96,000      112,000

     The maximum annual compensation which may be taken into account under the Code for calculating contributions under qualified defined benefit plans such as the Retirement Plan is currently $160,000. As of December 31, 1998, Mr. Kallet had 15.9 years of credited service (i.e., benefit service) under the Retirement Plan.

     401(k) Plan. The Bank maintains the Oneida Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "401(k) Plan") which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code. Employees who have completed one year of employment are eligible to participate, provided, however, that leased employees, employees paid on a daily fee or retainer basis and employees covered by a collective bargaining agreement (unless the agreement provides for plan participation) are not eligible to participate. Eligible employees are entitled to enter the 401(k) Plan on the first day of any payroll period following the completion of the eligibility requirements.

     Under the 401(k) Plan, participants are permitted to make salary reduction contributions (in whole percentages) equal to the lesser of (i) from 1% to 10% of compensation or (ii) $10,000 (as indexed annually). For these purposes, "compensation" includes wages, salary, fees and other amounts received for personal services prior to reduction for the participant contribution to the 401(k) Plan, commissions, overtime, bonuses, wage continuation payments due to illness or disability of a short-term nature, amounts paid or reimbursed for moving expenses, and the value of any nonqualified stock option granted to the extent includable in gross income for the year granted. Compensation does not include contributions made by the Bank to any other pension, deferred compensation, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or the sale of a qualified stock option, and other amounts which received special tax benefits. Compensation does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 in 1998). The Bank will match 100% of the first 3% of salary that a participant contributes to the 401(k) Plan. All salary reduction contributions and rollover contributions and earnings thereon are fully and immediately vested. Matching contributions and earnings thereon vest at 20% per year, until a participant is 100% vested after five years of service. A participant may withdraw salary reduction contributions, rollover contributions and vested matching contributions in the event the participant suffers a financial hardship. A participant may make a withdrawal from his salary reduction contributions, rollover contributions and vested matching contribution for any reason after age 59 1/2. A participant may request a loan from his or her accounts in an amount up to the lesser of (i) 50% of the net value of the Basic Contribution Account, vested Matching Contribution Account, Voluntary Contribution Account and Rollover Contribution Account, or (ii) $50,000 reduced by the highest outstanding loan balance during the preceding twelve months. The minimum loan permitted is $1,000.

     The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options. As a result of the Offering, the 401(k) Plan provided participants the opportunity to invest in an "Employer

Stock Fund" which purchased Common Stock in the Offering. Each participant who directs the trustee to invest all or part of his or her account in the Employer Stock Fund will have assets in his or her account applied to the purchase of shares of Common Stock. Participants will be entitled to direct the trustee as to how to vote his or her allocable shares of Common Stock.

     Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier or later payment is selected. A participant may, however, elect payment in installments, direct transfer to another qualified plan or rollover to an Individual Retirement Account. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant's death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant's spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. If the participant was receiving installment payments and dies before receiving all installments, the designated beneficiary will continue to receive the installments in the same manner as the participant. Normal retirement age under the 401(k) Plan is 65 with five years of service. Early retirement age is age 60 with five years of service.

     At December 31, 1998, the total market value of the assets in the 401(k) Plan was approximately $2.2 million. The Bank's matching contributions to the 401(k) Plan for the Plan year ended December 31, 1998 totaled approximately $66,000.

     Employee Stock Ownership Plan and Trust. The Bank implemented an Employee Stock Ownership Plan (the "ESOP") in connection with the Reorganization. Employees with at least one year of employment with the Bank and who have attained age 21 are eligible to participate. As part of the Reorganization, the ESOP borrowed funds from the Company and used those funds to purchase a number of shares equal to up to 8.0% of the Minority Ownership Interest. Collateral for the loan was the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of up to 10 years. The interest rate for the loan is 7.75%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. For this purpose, compensation is defined as wages reported on federal income tax Form W-2 and also includes amounts contributed under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, but not in excess of the Code Section 401(a)(17) limit. Participants in the ESOP receive credit for all years of service prior to the effective date of the ESOP for vesting purposes. A participant vests in 100% of his or her account balance after five years of vesting service or upon normal or early retirement (as defined in the ESOP), disability, death or following a change in control. A participant who terminates employment for reasons other than death, retirement, disability or following a change in control, prior to five years of credited service forfeits the nonvested portion of his benefits under the ESOP. Benefits are payable in the form of Common Stock and cash upon death, retirement, disability or separation from service. Alternatively, a participant may request that the benefits be paid entirely in the form of Common Stock or entirely in cash. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits, and therefore, benefits payable under the ESOP cannot be estimated. In November 1993, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") 93-6, which requires the Bank to record compensation expense in an amount equal to the fair market value of the shares committed to be released from the suspense account each year.

     In connection with the establishment of the ESOP, the Bank established an employee committee to administer the ESOP. The Bank appointed an independent retirement plan administrator to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account, are voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Transactions With Certain Related Persons

     All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


     The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers, LLP, to be the Company's auditors for the 1999 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers, LLP, for the Company's fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of PricewaterhouseCoopers, LLP, as the auditors for the 1999 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers, LLP, as auditors for the 1999 fiscal year.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------


     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 182 Main Street, Oneida, New York 13421, no later than November 30, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the Annual Meeting of Stockholders is expected to be held is April 25, 2000. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2000 Annual Meeting of Stockholders must be given to the Company no later than January 24, 2000.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Eric E. Stickels
                                              Secretary
Oneida, New York
March 29, 1999

                                 REVOCABLE PROXY

                             ONEIDA FINANCIAL CORP.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 27, 1999

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the main office of The Oneida Savings Bank, 182 Main Street, Oneida, New York on April 27, 1999, at 4:00 Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:





                                                                          VOTE
                                                   FOR                  WITHHELD
                                                   ---                  --------
                                               (except as
                                                marked to
                                              the contrary
                                                  below)


1.   The election as Directors of all nominees       |_|                   |_|
     listed below each to serve for a three-year term

                           Edward J. Clarke
                           Rodney D. Kent
                           Michael W. Milmoe
                           Richard B. Myers

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s)on the line(s) below.

------------------------------

------------------------------

                                                      FOR     AGAINST    ABSTAIN
                                                      ---     -------    -------
2.   The ratification of PricewaterhouseCoopers, LLP  |_|       |_|        |_|
     as the Company's independent auditor for the fiscal year ended December 31, 1999.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 29, 1999, and audited financial statements.


Dated: _________________________                   ---  Check Box if You Plan
                                                   ---  to Attend Annual Meeting


-------------------------------              -----------------------------------
PRINT NAME OF SHAREHOLDER                    PRINT NAME OF SHAREHOLDER


-------------------------------              -----------------------------------
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



--------------------------------------------------------------------------------

           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------